UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2013

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-3427

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Units 2611-13A, 26/F 113 Argyle Street, Mongkok Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

Life Nutrition Products, Inc.
20 Broad Street, 7th floor
New York, NY 10005
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Statement

On April 12, 2013, Life Nutrition Products, Inc., now known as ADGS Advisory, Inc., filed a Current Report on Form 8-K (the “Original 8-K Report”) to report the acquisition of all of the issued and outstanding capital stock of Almonds Kisses Limited (BVI), a British Virgin Islands company (“Almonds Kisses BVI”), that closed on April 12, 2013. On June 14, 2013, we filed Amendment No. 1 to the Original 8-K Report. This Amendment No. 2 to the Original 8-K Report is being filed to address comments from the staff of the Securities and Exchange Commission.

This Amendment No. 2 speaks as of the filing date of the Original 8-K Report and does not reflect events that may have occurred subsequent to the filing of the Original 8-K Report.

Special Note Regarding Forward Looking Statements

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of Life Nutrition Products, Inc. (now known as ADGS Advisory, Inc.), a Delaware corporation, and its direct and indirect wholly-owned subsidiaries, Almonds Kisses Limited (BVI), a British Virgin Islands company, ADGS Advisory Limited, a Hong Kong corporation, and Vantage Advisory Limited, a Hong Kong corporation, as well as ADGS Tax Advisory Limited, a Hong Kong corporation which is an 80% owned subsidiary, and Dynamic Golden Limited, a Hong Kong corporation which is 30% owned by ADGS Tax Advisory Limited;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“HKD” refers to Hong Kong dollars, the legal currency of Hong Kong;
•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People's Republic of China;
•	“PRC,” “China,” and “Chinese,” refer to the People's Republic of China;
•	“SEC” refers to the Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•	“U.S. dollars,” “dollars”, “USD” and “$” refer to the legal currency of the United States.

In China it is customary to refer to a person’s name with the family name first and the given name second. We have followed this convention with respect to certain Chinese individuals named in this report.

Item 1.01       Entry Into a Material Definitive Agreement

On December 7, 2012, we entered into a share exchange agreement (the “Original Exchange Agreement”) with ADGS Advisory Limited, a Hong Kong corporation (“ADGS”) and ADGS Advisory (Holding) Limited, a British Virgin Islands corporation (“ADGS Holding”). Pursuant to the Original Exchange Agreement, at the closing of the transaction contemplated thereunder (the “Transaction”), we agreed to acquire 100% of the issued and outstanding capital stock of ADGS, making ADGS a wholly-owned subsidiary of the Company. There was no prior relationship between the Company and any of its affiliates and ADGS and any of its affiliates.

Purchase Price

In consideration for the purchase of 100% of the issued and outstanding capital stock of ADGS, the Original Exchange Agreement provided that we would issue a total of 20,155,000 newly issued shares of the Company’s common stock.

Closing

The closing of the Transaction was conditioned upon, among other things, satisfactory due diligence investigations by the parties, the purchase by certain designees of ADGS of a total of 2,000,000 shares of the Company’s common stock from existing shareholders of the Company in unrelated transactions, the accuracy at closing of the representations made by the parties in the Original Exchange Agreement, the exchange of the Company’s notes payable for 750,000 shares of the Company’s common stock and the obtaining of necessary consents. The Original Exchange Agreement provided that if the closing of the Transaction does not occur on or before March 31, 2013, the Original Exchange Agreement may be cancelled by either party.

Amendment

On March 28, 2013, we entered into an amendment (the “Amendment”) to the Original Exchange Agreement (the Original Exchange Agreement, as amended is referred to in this report as the “Exchange Agreement”) pursuant to which we agreed to acquire all of the outstanding shares of Almonds Kisses Limited (BVI), a British Virgin Islands company (“Almonds Kisses BVI”), from the eight shareholders of Almonds Kisses BVI (the “Shareholders”), instead of the shares of ADGS, on the same terms and conditions set forth in the Exchange Agreement. Almonds Kisses BVI is the owner of 100% of the issued and outstanding capital stock of ADGS. The Original Exchange Agreement incorrectly indicated that such owner was ADGS Holdings which error was corrected in the Amendment. The Shareholders are Tong Wing Yee, Tong Wing Shan, Tso Yin Yee, Pang Yiu Kwong, Sin Kok Ho, Fahy Roase-Collette, Tsang Kwai Chun and ADGS Holdings, each of whom executed the Amendment.

In addition, on March 28, 2013, the parties to the Exchange Agreement entered into an Extension Agreement (the “Extension Agreement”) extending the closing date of the Transaction to on or before April 15, 2013.

The foregoing description of the terms of the Original Exchange Agreement, the Amendment and the Extension Agreement is qualified in its entirety by reference to the provisions of the actual agreements filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this report, which are incorporated by reference herein.

Item 2.01       Completion of Acquisition or Disposition of Assets

On April 12, 2013 (the “Acquisition Date”), Life Nutrition Products, Inc. acquired all of the issued and outstanding capital stock of Almonds Kisses BVI pursuant to the Exchange Agreement in exchange for an aggregate of 20,155,000 newly issued shares of the Company’s common stock (the “Acquisition”).

As a result of the Acquisition, Almonds Kisses BVI became our wholly-owned subsidiary. Almonds Kisses BVI, in turn, owns all of the issued and outstanding capital stock of ADGS. Almonds Kisses BVI also owns 100% of the issued and outstanding capital stock of Vantage Advisory Limited, a Hong Kong corporation (“Vantage”) which was acquired by Almonds Kisses BVI in January 2013. ADGS owns 80% of ADGS Tax Advisory Limited (“ADGS Tax”) which is a Hong Kong incorporated holding company, and ADGS Tax owns a 30% interest in Dynamic Golden Limited which is also a Hong Kong incorporated company. See “Business – Corporate History and Background” for more detailed information on the transaction which resulted in the Acquisition.

For accounting purposes, we accounted for the Acquisition as a reverse acquisition of Life Nutrition Products, Inc. by Almonds Kisses BVI in accordance with FASB ASC 805-40-25 with Almonds Kisses BVI as the accounting acquirer. The historical financial statements prior to the Acquisition Date are those of Almond Kisses BVI.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the Acquisition. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Acquisition, with such information reflecting the Company and its securities upon consummation of the Acquisition.

BUSINESS

General Overview

We are primarily engaged in providing accounting, taxation, company secretarial and consultancy services in Hong Kong.

The address of our principal executive office is Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong, SAR. Our telephone number is (852) 2374-0002.

Corporate History and Background

Life Nutrition Products, Inc., now known as ADGS Advisory, Inc. (“LNP”), which was incorporated in the State of Delaware in September 2007, was previously a dietary supplement company specializing in the development marketing and distribution of all natural, proprietary, dietary supplements under the names Trim For Life® Appetite Control and Trim For Life® Energy Formula. Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of July 19, 2013, LNP changed its corporate name to “ADGS Advisory, Inc.”.

In our original business plan, we outlined a marketing strategy to compete more effectively in the dietary supplement marketplace. However, due to a lack of available financing, we were unable to implement the marketing strategy or invest in product expansion. We are no longer pursuing this business. As a result, we began to explore other viable options that may provide the potential to generate a positive cash flow to accommodate the costs of being a public company. With volatile economic conditions and unknown opportunities, we are unable to adequately determine if there are indeed, business opportunities that would lend to the Company acquiring additional capital or having the available resources to construct such a deal.

On September 7, 2010, we entered into a Share Exchange Agreement (the “Conqueror Share Exchange Agreement”) with Conqueror Group Limited, a Hong Kong corporation (“Conqueror”) and Acumen Charm Ltd., a British Virgin Islands corporation (the “Conqueror Shareholder”). Pursuant to the Conqueror Share Exchange Agreement, at the closing of the transaction contemplated in the Conqueror Share Exchange Agreement (the “Conqueror Transaction”), the Company was to acquire 100% of the issued and outstanding capital stock of Conqueror from the Conqueror Shareholder, making Conqueror a wholly-owned subsidiary of the Company. There was no prior relationship between the Company and any of its affiliates and the Conqueror Shareholder and any of its affiliates.

Through contractual arrangements, Conqueror has effective control over two businesses in the PRC, one principally engaged in the processing and distribution of raspberry and blueberry drinks, wines and other related products in China, and the other principally engaged in the cultivation, processing and distribution of fresh and frozen raspberries in the domestic market in China and internationally.

The Closing was to transpire on or before January 31, 2011 but it did not occur by that date. However, as of May 11, 2011, among other things, Michael M. Salerno, the Company’s then sole officer and director, resigned as an officer and director of the Company, and appointed Chu Zhanjun and Li Gang as directors, and Chu Zhanjun as President, Chief Executive Officer and Principal Financial Officer of the Company, each a designee of Conqueror. As a result, a change in control occurred, due to the resignation of Mr. Salerno as sole officer and director, appointment of Mr. Chu as President, Chief Executive Officer and Principal Financial Officer of the Company, and appointment of Mr. Chu and Mr. Li as directors. At the time, the parties anticipated that the transaction contemplated by the Conqueror Share Exchange Agreement would not be completed at any time in future.

On December 7, 2012, LNP entered into the Original Exchange Agreement with ADGS and ADGS Holding. Pursuant to the Original Exchange Agreement, at the closing of the transaction contemplated thereunder (the “Transaction”), we agreed to acquire 100% of the issued and outstanding capital stock of ADGS, making ADGS a wholly-owned subsidiary of the Company. On March 28, 2013, we entered into an amendment (the “Amendment”) to the Original Exchange Agreement (the Original Exchange Agreement, as amended is referred to in this report as the “Exchange Agreement”) pursuant to which we agreed to acquire all of the outstanding shares of Almonds Kisses Limited (BVI), a British Virgin Islands company (“Almonds Kisses BVI”), from the eight shareholders of Almonds Kisses BVI (the “Shareholders”), instead of the shares of ADGS, on the same terms and conditions set forth in the Exchange Agreement. Almonds Kisses BVI is the owner of 100% of the issued and outstanding capital stock of ADGS. The Original Exchange Agreement incorrectly indicated that such owner was ADGS Holdings which error was corrected in the Amendment. The Shareholders are Tong Wing Yee, Tong Wing Shan, Tso Yin Yee, Pang Yiu Kwong, Sin Kok Ho, Fahy Roase-Collette, Tsang Kwai Chun and ADGS Holdings, each of whom executed the Amendment. In addition, on March 28, 2013, the parties to the Exchange Agreement entered into an Extension Agreement (the “Extension Agreement”) extending the closing date of the Transaction to on or before April 15, 2013.

Thus, upon consummation of the Acquisition which occurred on April 12, 2013, Almonds Kisses BVI became our wholly-owned subsidiary and the former shareholders of Almonds Kisses BVI became our controlling shareholders, and Almond Kisses BVI in turn owns all of the issued and outstanding capital stock of ADGS. In January 2013, Almonds Kisses BVI also became the owner of 100% of the issued and outstanding capital stock of Vantage, a Hong Kong corporation. Almond Kisses (BVI) in turn also owns all of the issued and outstanding capital stock of Vantage. ADGS owns 80% of ADGS Tax Advisory Limited (“ADGS Tax”) which is a Hong Kong incorporated holding company, and ADGS Tax owns a 30% interest in Dynamic Golden Limited which is also a Hong Kong incorporated company.

Almonds Kisses BVI was incorporated on March 1, 2011 as a limited liability company in the British Virgin Islands (“BVI”) and, as originally constituted, was owned by the eight Shareholders identified above. ADGS is a Hong Kong corporation which was incorporated on April 28, 2011 and, as originally constituted, was solely owned by Tong Wing Yee and Tong Wing Shan (two of the shareholders of Almonds Kisses BVI) until being acquired by Almonds Kisses BVI pursuant to a transaction completed on April 30, 2011 in contemplation of the Acquisition. In this regard and in anticipation of effecting a transaction which resulted in the Acquisition, on April 30, 2011 Tong Wing Yee and Tong Wing Shan exchanged their shares for additional shares in Almonds Kisses BVI in order to create a BVI holding company structure for the operating business. British Virgin Islands holding companies have been utilized in Hong Kong for many years by entrepreneurs undertaking business in Hong Kong. Management believes such structure may provide certain advantages in the future in that shares held in a Hong Kong corporation are subject to a fairly substantial stamp duty on the transfer of any of such shares while the transfer of shares in a BVI company is not subject to any stamp duty in the BVI. In addition, Management further believes the BVI holding company structure may provide other benefits in the future including more corporate flexibility in that mergers can be effected by a BVI company compared to Hong Kong where a Hong Kong company is not able to merge with any entity insofar that a merger is not provided for under the Hong Kong Companies Ordinance.

Vantage is a Hong Kong corporation which was incorporated on March 6, 2008 which has been wholly owned by Almonds Kisses BVI since January 2013. ADGS Tax Advisory Limited (“ADGS Tax”) is a Hong Kong incorporated holding company incorporated on March 17, 2003 and owns certain customer lists and client bases which were purchased in 2005. ADGS Tax is 80% owned by ADGS. Dynamic Golden Limited which is also a Hong Kong incorporated company, which is 30% owned by ADGS Tax, owns an investment in residential real property located in Tuen Mun, New Territories, Hong Kong.

As a condition to the consummation of the Acquisition, on the Acquisition Date the officers and directors who were designees of Conqueror resigned as officers and directors of LNP and the new officers and directors identified below were appointed as officers and directors of LNP.

The chart below presents our corporate structure:

ADGS Advisory, Inc. (formerly Life Nutrition Products, Inc.), a Delaware corporation

		ê	100%

Almonds Kisses Limited (BVI), a British Virgin Islands company

		ê	100%

ADGS Advisory Limited, a Hong Kong corporation			Vantage Advisory Limited a Hong Kong corporation

ê	80%

ADGS Tax Advisory Limited a Hong Kong corporation

ê	30%

Dynamic Golden Limited A Hong Kong corporation

The following table lists the directors and officers of the foregoing entities.

Corporate Name	Directors	Officers
Life Nutrition Products, Inc.	Li Lai Ying Tso Yin Yee Pang Yiu Kwong	CEO: Li Lai Ying CFO: Li Lai Ying COO: Tso Yin Yee
Almonds Kisses Limited (BVI)	Tso Yin Yee Tong Wing Shan Tong Wing Yee	CEO: Li Lai Ying CFO: Li Lai Ying COO: Tso Yin Yee
ADGS Advisory Limited	Tso Yin Yee Tong Wing Shan Tong Wing Yee	CEO: Li Lai Ying CFO: Li Lai Ying COO: Tso Yin Yee
Vantage Advisory Limited	Pang Yiu Kwong	CEO: Li Lai Ying CFO: Li Lai Ying COO: Tso Yin Yee
ADGS Tax Advisory Limited	Tong Wing Yee	CEO: Tong Wing Yee CFO: Tong Wing Yee
Dynamic Golden Limited	Woo Chai Cheung Tong Wing Yee	CEO: Tong Wing Yee CFO: Tong Wing Yee

Description of Business

General

We provide a wide range of services in Hong Kong to individuals, small and medium sized businesses and charitable organizations in accounting, bookkeeping, taxation, company secretarial and general corporate services. All of our business operations and services are performed in Hong Kong. However, we also maintain branch offices in Shenzhen, PRC and Bangkok, Thailand for marketing purposes only in order to attract potential clients to use our services in Hong Kong for businesses or other ventures which such potential clients may maintain in Hong Kong.

Accounting Service

We have practicing members of the Hong Kong Institute of Certified Public Accounts (“HKICPA”), with more than ten years experience, who can provide general accounting services for a business, including preparing audit reports according to the accounting requirements in Hong Kong, and can provide an overall business evaluation of the finances of a business. Our accountants have experience in many different industries and can provide many professional suggestions for a client’s business operation. Based on the clients’ financial and accounting report, our professionals will evaluate the client’s business, evaluate potential threats and provide professional advice about the financial issues or problems a business may be experiencing. With such advice, we believe our clients will have better risk management assessment for any such potential business risks.

Bookkeeping Service

Section 51C of the Inland Revenue Ordinance in Hong Kong requires every person carrying on a trade, profession or business in Hong Kong to keep sufficient records in the English or Chinese language of all income and expenditures to enable the assessable profits to be readily ascertained. Such records are required to be retained for a period of not less than seven years.

In this regard, we offer general bookkeeping services to businesses. We use a well-developed accounting software developed in accordance with the accounting principles in Hong Kong and compliant with tax legislation to deal with day-to-day accounts so that all bookkeeping records of a business are clear and accurate. In addition, we will prepare a general ledger for a client, spreadsheet, income statements, cash flow statements, and balance sheets. Such services can be performed monthly, quarterly or annually.

Taxation Service

We have practicing members of HKICPA with more than ten years of taxation experience who can provide tax planning services for our clients. Such services can include:

▪	Preparation and filing a tax return.
▪	Calculating the estimated tax liability.
▪	Tax planning.
▪	Assist clients to reply to any inquiries issued by the taxing authorities.
▪	Act as the tax representative of our clients in connection with tax assessments.

General Corporate Service

We believe we can provide a full range of services to guide a client’s growth. For example, with growing competition and increasing economic sophistication, we believe more companies need strategies for mergers and acquisitions, stock exchange listings and restructurings. We can offer specialized financial consulting services and can provide other business services which we believe help a client achieve success.

Such services include the following:

▪	Advising clients for pre-listing accounting arrangements on Hong Kong Stock Exchange.
▪	Bank loan referrals.
▪	Business consultation with respect to tax laws.
▪	Company structure and legal framework advice.
▪	Company secretarial services.
▪	Corporate recovery and insolvency services.
▪	Corporate finance consulting services.
▪	Due diligence and valuation.
▪	Debt and company restructuring advice.
▪	Incorporation and organizing local and overseas companies.
▪	Liquidation, insolvency, bankruptcy and individual voluntary arrangements (IVA) advice and assistance.
▪	Handling license and trademark application for Hong Kong.
▪	Loan restructuring advice.
▪	Merging, amalgamation and sale of assets.
▪	Management takeover advice.
▪	Provide financial and liquidity analysis.
▪	Liasing with capital funds for raising capital.
▪	Provide registered offices.
▪	Short term loan referrals.

Business Development Service in PRC and Thailand

Although all of our business operations and services are performed in Hong Kong, we also maintain branch offices in Shenzhen, PRC and Bangkok, Thailand for marketing purposes only in order to attract potential clients to use our services in Hong Kong for businesses or other ventures which such potential clients may maintain in Hong Kong. In connection therewith, we have retained an individual who is a professional accountant and has been an investment banker with approximately 30 years of experience in the PRC and Australia to manage this new area of business for us. We believe there are a sufficient number of individuals and other entities in both the PRC and Thailand with business dealings in Hong Kong that justify our marketing efforts in those areas. However, there can be no assurance that we will be able to successfully manage and grow our business through such marketing efforts in both the PRC and Thailand,

Market Analysis

Although there are many consulting companies in Hong Kong providing similar services, we believe that we are one of the few consulting companies that have equal professional standards as a Certified Public Accounting Firm. In this regard, we use the services of Certified Public Accountants. We believe the Company has a solid and loyal client base in a market that has experienced a certain level of sustained growth in recent years.

The following market trends seem to be the most important to our business:

Trend 1 – Accountancy service. Accountancy is a growing market. The tightening of financial regulations, in the wake of a number of recent scandals, and the onus being put on small businesses/individuals to submit accounts that meet stricter standards of compliance, should contribute to continued growth for the Company. Financial reporting and corporate governance are growth areas. The trend to outsource services is well established for businesses, and we believe such trend will continue and increase with the difficulty many companies face in finding suitable employees.

Trend 2 – Bookkeeping service. Presently, many small companies do not have full-time accountants for their accountancy work, and we believe many will use the services of an outside accountant or company to minimize operating costs and achieve a higher level of financial management oversight. Businesses regularly need the services of a qualified accountant to help compile or check that financial records are in order and up to date.

Trend 3 – Company secretarial service. According to Hong Kong Companies Ordinance, every company shall have a secretary. The company secretary shall (a) if an individual, ordinarily reside in Hong Kong; (b) if a body corporate, have its registered office or place of business in Hong Kong. The company secretary can also be a director. However, if there is only one director, he/she/it shall not also be the secretary of the company. We believe many companies in Hong Kong have only one director so they need to appoint a company secretary. Such services are offered and can be performed by us.

Trend 4 – Corporate recovery and insolvency services. Each year, there will be a percentage of unsuccessful businesses resulting in liquidation or company restructuring. We can offer the services of highly qualified insolvency practitioners. Our Chief Operating Officer, Tso Yin Yee and our Senior Assurance & Business Advisory Consultant, Pang Yiu Kwong are experienced insolvency practitioners having being appointed as Joint and Several Provisional Liquidators under Panel ‘T’ by Official Receiver’s Office under Government of Hong Kong Special Administrative Region.

Trend 5 – General consulting. With growing competition and increasing economic sophistication, more companies need strategies for mergers and acquisitions, stock exchange listings and restructurings.

Customers

As mentioned above, our services are primarily provided to individuals, small and medium sized businesses and charitable organizations. In addition to our marketing efforts to attract potential new clients, we have in the past purchased customer lists and client bases from unrelated third parties in order to increase our customer base. Prior to our formation, customer lists and client bases were purchased in 2005 by ADGS Tax and customer lists and client bases were purchased in 2011 by ADGS. Such customer lists and client bases were purchased from unrelated accounting firms and secretarial companies and are accounted for as intangible assets and amortized using the straight line method over a period of 10 years. In the future, we expect that we will seek to purchase other customer lists and client bases as part of our overall growth strategy, although there can be no assurance that we will be able to do so on terms which will be acceptable to us.

Our Competition

Competition in the general field of business consulting is quite intense in Hong Kong. Although numerous established companies offer a variety of services to different customer segments, we consider competition in our focus market niche of small and medium business to be modest. Customers in this segment strongly rely on the consultant’s professional qualifications and the ability to come up with viable solutions in a timely and cost effective manner. Although we believe that we have unique strengths compared with our competitors, our industry is highly competitive and our continued success depends upon our ability to compete effectively in markets that contain numerous competitors across the country, some of which have significantly greater financial, marketing and other resources than we have. New or existing competition that uses a business model that is different from our business model may put pressure on us to change so that we can remain competitive.

We believe we achieve a competitive edge among the bookkeeping and accountancy services due to the combination of CPA oversight we maintain with lower-level, inexpensive labor. Clients will receive the advantage of having a CPA review their books and provide additional advice when appropriate, while not paying much more than they would to hire their own bookkeeper.

In addition, for other consultancy services such as taxation, insolvency and other general consulting, we have a wide range of professionals in house who can provide complete, reliable and high quality services to our clients.

We believe the larger consulting firms tend to ignore the small business market because they are better positioned to serve larger businesses. Many of these large consulting firms have several hundred employees and we believe are generally not interested in dealing with small and medium business.In addition, we believe we offer more diversified services than many other small consulting companies who tend to offer services to particular industries and restrict themselves in the services they offer.

Government Regulation

Our services generally are not subjected to governmental regulation in the markets in which we operate. However, our clients may require that we comply with certain rules and regulations even if those rules and regulations do not actually apply to us. In addition, our clients may require that certain of our service providers who provide services maintain certain professional licenses in order to provide the appropriate services for that particular client. We are also governed by laws in Hong Kong regulating the employer/employee relationship, such as tax withholding and reporting, social security or retirement, anti-discrimination and workers compensation. Failure to comply with any applicable laws and regulations could result in restrictions on our ability to provide our services, as well as the imposition of fines and penalties, which could have a material adverse effect on our operations.

Our Employees

We currently employ 30 full time people consisting of 3 executive management, 5 senior consultants and 22 staff. We require our employees to have appropriate education, training or work experience in their respective fields. We believe that our management team possesses in-depth knowledge critical to our Company’s success and is capable of identifying and seizing market opportunities, and implementing our business plans. We believe we are in material compliance with all applicable labor and safety laws and regulations in Hong Kong.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

Our company has limited operating history, which makes it difficult to predict our future prospects and financial performance. We have only been engaged in our current business operations since March 2011. While we have audited financial statements for the full fiscal year ended August 31, 2012, our audited financial statements for the year ended August 31, 2011 reflect only six months of operations. Due to this limited operating history, it may be difficult to evaluate our business prospects and financial performance. While we achieved net income for the three and six months ended February 28, 2013, we sustained a net loss for each of the fiscal years ended August 31, 2012 and August 31, 2011. There can be no assurance that we can maintain profitability for the balance of 2013 and thereafter. Further, our future operating results depend upon a number of factors, including our ability to manage our growth, retain and increase our customer base and to successfully identify and respond to any emerging trends in our market areas.

We may have difficulty in managing our future growth and any associated increased scale of our operations. We expect to expand through both organic growth and acquisitions. Our future expansion may place a significant strain on our managerial, operational, technical and financial resources. In order to better allocate our resources to manage our growth, we must hire, recruit and manage our workforce effectively and implement adequate internal controls in a timely manner. If we are unable to effectively manage our growth and the associated increased scale of our operations, our business, financial condition and results of operations could be materially and adversely affected.

Our business requires significant and continuous capital investment. We will require a high level of capital expenditure in the foreseeable future to fund our future growth. We intend to fund our capital expenditures and future acquisitions out of internal sources of liquidity and/or through access to additional financing from external sources. Our ability to obtain external financing in the future at a reasonable cost is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;
•	the condition of the global and domestic financial markets; and
•	changes in the monetary policy of the Hong Kong governments with respect to bank interest rates and lending practices.

If we require additional funds and cannot obtain them on acceptable terms when required or at a reasonable financing cost or at all, we may be unable to fulfill our working capital needs or expand our business. These or other factors may also prevent us from entering into transactions that would otherwise benefit our business or implementing our future strategies. Any of these factors may have a material adverse effect on our business, financial condition and results of operations.

Our auditors have expressed substantial doubt about our ability to continue as a going concern. Our financial statements for the year ended August 31, 2012 have been prepared assuming that we will continue as a going concern. At February 28, 2013, the Company had a working capital surplus of $983,690 and net liabilities of $346,903. The Company started to generate a net profit of $340,145 during the three months period ended February 28, 2013 (a net loss of $111,406 for the three months period ended February 29, 2012); and, a net profit of $346,477 during the six months period ended February 28, 2013 (a net loss of $141,305 for the six months period ended February 29, 2012). These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management plans to continue its efforts to raise funds through debt or equity in the near future to sustain its operations.

Our bank loans present a significant risk. To date, we have significantly relied upon debt financings to fund our operations. At August 31, 2012 (audited) and February 28, 2013 (unaudited), we had outstanding bank loans in the principal amount of $2,524,985 and $3,662,819, respectively. Interest expense for the year ended August 31, 2012 was $47,754 and for the six months ended February 28, 2013 was $55,944. Such loans are primarily term loans with maturity dates ranging from November 2013 to December 2035. Approximately $1.5 million of the bank loans are to be repaid over the next five years. While we have begun to achieve profitable operations during fiscal 2013, there can be no assurance that such profitability will continue or that revenues from our operations will be able to service these debt obligations. This presents a significant risk to the Company in that the Company may not have the necessary cash to meet such payment obligations, or if it does, such payments may draw significantly on the Company’s cash position. Any of such events will likely have a materially detrimental effect on the Company.

If we are unable to attract and retain senior management and personnel, our operations, financial condition and prospects could be materially adversely affected. Our future success depends in part on the contributions of our management team and key personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing services of Li Lai Ying, Tso Yin Yee and Pang Yiu Kwong. There is significant competition in our industry for qualified managerial, key personnel and we cannot assure you that we will be able to retain our key senior managerial and other personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

Our operating costs may increase. Costs in Hong Kong are generally expected to increase. If our labor costs or other operating costs increase and we cannot increase our services efficiency to offset any such increase or pass any such increase on to our customers, our business, financial condition and results of operations may be materially and adversely affected.

The industry in which we operate is highly competitive. Competition in the general field of business consulting is quite intense in Hong Kong. Although numerous established companies offer a variety of services to different customer segments, we consider competition in our focus market niche of small and medium business to be modest. Customers in this segment strongly rely on the consultant’s professional qualifications and the ability to come up with viable solutions in a timely and cost effective manner. Although we believe that we have unique strengths compared with our competitors, our industry is highly competitive and our continued success depends upon our ability to compete effectively in markets that contain numerous competitors across the country, some of which have significantly greater financial, marketing and other resources than we have. New or existing competition that uses a business model that is different from our business model may put pressure on us to change so that we can remain competitive.

We may be subject to disputes with employees or other third parties. The businesses we operate involve dealings with both permanent and temporary employees as well as numerous third parties and customers, and we may be subject to claims or litigation involving such employees or third parties from time to time such as labor disputes and claims under business contracts with customers and others. We may also be subject to labor disputes, labor shortages or other impositions on our business operations, if we are unable to amicably resolve disputes with any such parties. We cannot assure you that any such disputes will not arise in the future and that the occurrence of one or multiple disputes will not have a material adverse effect on our business and financial condition.

Our insurance coverage may be insufficient to cover our business risks. We face various operational risks in connection with our business. However, we are not insured against certain risks. Any losses and liabilities for which we are not insured or our insurance coverage is inadequate to cover the entire liability may have a material adverse effect on our business, financial condition and results of operations. In the event that we incur substantial losses or liabilities and our insurance does not cover such losses or liabilities adequately or at all, our business, financial condition and results of operations may be materially and adversely affected.

Risks Related to Doing Business in Hong Kong

All of our revenues to date are derived from our operations in Hong Kong. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to risks of doing business in Hong Kong.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us. The Hong Kong legal system is a civil law system based on written statutes. The overall effect of legislation over the past approximately 25 years has significantly enhanced the protections afforded to various forms of foreign investment in Hong Kong. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since Hong Kong administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

If tax benefits currently available to us in Hong Kong were no longer available, our effective income tax rates for our Hong Kong operations could increase. To date, all our net income has been generated from our Hong Kong operations. Our net income could be adversely affected by any change in the current tax laws in Hong Kong.

Foreign Exchange Risk. While our reporting currency is the US Dollar, our revenues, costs and expenses are denominated in HKD. All of our assets are denominated in HKD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between US Dollars and HKD. If the HKD depreciates against the US Dollar, the value of our HKD revenues, earnings and assets as expressed in our US Dollar financial statements will decline. To date,we have not entered into any foreign exchange forward contracts or similar instruments to attempt to mitigate our exposure to change in foreign currency rates.

Future inflation in Hong Kong may inhibit our ability to conduct business profitably. In recent years, the Hong Kong economy has experienced periods of rapid expansion and high rates of inflation. High inflation may in the future cause the Hong Kong government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in Hong Kong, and thereby harm the market for our services.

 It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Hong Kong. Substantially all of our assets will be located in Hong Kong and our officers and our present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports of our operating results. Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Hong Kong in these areas. As a result of these factors, we may experience difficulty in establishing the required controls, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business. Banks and other financial institutions in Hong Kong do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our employees and other creditors, we may be unable to continue in business.

Risks Relating to Our Common Stock and Our Status as a Public Company

We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements, including establishing and maintaining internal controls over financial reporting, and we may be exposed to potential risks if we are unable to comply with these requirements. As a public company we will incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. We have not yet evaluated the internal control systems of Almonds Kisses (BVI) and its subsidiaries in order to allow our management to report on our internal controls on a consolidated basis as required by these requirements of SOX 404. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner, the market price of our stock could decline if investors and others lose confidence in the reliability of our financial statements and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

In addition, because of recent failures of Chinese businesses and losses sustained by public investors, we are likely to encounter a heightened level of scrutiny from regulators, including the Securities and Exchange Commission, diverting our management’s attention and increasing our costs.

Our management is not familiar with the United States securities laws. Our management is generally unfamiliar with the requirements of the United States securities laws, which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of those laws. Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which are necessary to maintain public company status, and could result in investigations by the Securities and Exchange Commission, and other regulatory authorities that could be costly, divert management’s attention and disrupt our business, If we were to fail to fulfill those obligations, our ability to operate as a public company would be in jeopardy, in which event you could lose your entire investment in our company.

There is a limited public trading market for our common stock, which may have an unfavorable impact on our stock price and liquidity. There has been a limited trading market for our common stock in the past and there can be no assurance that a trading market in our shares of common stock will further develop and be sustained. There were no reported trades in our common stock during 2011, 2012 and the first quarter of 2013. The trading market for securities of companies quoted on the OTC Bulletin Board or other quotation systems is substantially less liquid than the average trading market for companies listed on a national securities exchange. The quotation of our shares on the OTC Bulletin Board or other quotation system may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Since our Certificate of Incorporation authorizes the issuance of two million shares of “blank-check” preferred stock, our Board of Directors will have authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate the board's control over our company. Our Certificate of Incorporation authorizes our board of directors to issue up to 2,000,000 shares of preferred stock, of which none have been issued to date. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. These terms may include preferences as to dividends and liquidation, voting rights, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We may, in the future, issue additional shares of our common stock, which would reduce investors' percent of ownership and may dilute our share value. Our Certificate of Incorporation authorizes the issuance of 50 million shares of common stock, of which 25 million shares have been issued and are outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The price of our common stock may be adversely impacted by developments applicable to other Chinese companies. There has been substantial press regarding certain Chinese companies that have apparently engaged in frauds and deceptive practices resulting in significant losses to investors. Such activities and the resulting negative press has had a negative impact on the prices of the stocks of Chinese companies generally. There is no guarantee that such that such activities will not continue causing investors to avoid buying our stock. Such activities could have a depressive impact on the price of our common stock.

Increased scrutiny of Chinese companies by short-sellers. The fraudulent activities of certain Chinese issuers has encouraged analysts to investigate Chinese companies in an effort to discredit the disclosures in their public filings or otherwise uncover deceptive practices. If such analysts elect to investigate a company they will often short the stock and release materials disparaging the issuer or questioning the accuracy of its public disclosures. Given the current environment for Chinese stocks, if an analyst were to publish a negative article about us, it could cause an immediate and substantial decline in the price of our stock, regardless of the accuracy of the claims in the article.

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings. The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	speculation about our business in the press or the investment community;
•	significant developments relating to our relationships with our customers;
•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
•	customer demand for our services;
•	investor perceptions of our industry in general and our Company in particular;
•	the operating and stock performance of comparable companies;
•	general economic conditions and trends;
•	announcements by us or our competitors of new services, significant acquisitions, strategic partnerships or divestitures;
•	changes in accounting standards, policies, guidance, interpretation or principles;
•	loss of external funding sources;
•	sales of our common stock, including sales by our directors, officers or significant stockholders; and
•	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Recently adopted SEC rules prohibit a reverse acquisition company from listing on a national securities exchange until the company has been in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange for at least one complete fiscal year. Recently adopted SEC rules seek to improve the reliability of the reported financial results of reverse acquisition companies by requiring a pre-listing “seasoning period” during which the post-reverse acquisition public company must produce financial and other information in connection with its required SEC filings. The company also must maintain a requisite minimum share price for at least 30 of the most recent 60 trading days prior to the date of the initial listing application and the date of listing on any national securities exchange. By virtue of such rules it is unlikely that we will be eligible to list on a national securities exchange for at least one year following the Acquisition of Almonds Kisses BVI, and only if our stock trades above the requisite minimum price in accordance with the listing requirements of the applicable national securities exchange.

PROPERTIES

The Company leases office space in Hong Kong which maintains its principal executive offices located at Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong, SAR under an operating lease from June 2012 to June 2013, with a fixed monthly rent expense of approximately $10,576 USD per month. We also maintain a branch office in Shenzhen, PRC located at 19A, Building 1, China Phoenix Building, Futian District, Shenzhen, PRC, and a branch office in Bangkok, Thailand located at Level 8 Zuellig House Building, No. 1-7, Silom Road, Silom Sub-District, Bangrak District, Bangkok 10500 Thailand. Management believes that the facilities are adequate for the Company’s current needs and for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with Almonds Kisses BVI historical financial statements and notes to those financial statements for the years ended August 31, 2012 and 2011, as well as the quarters ended February 28, 2013 and February 29, 2012, November 30, 2012 and 2011 that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Special Note Regarding Forward Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

All amounts are in U.S. Dollars unless otherwise noted.

Company Overview

Unless the context otherwise requires, the “Company,” “we,” “us,” and “our” refer to the combined business of Life Nutrition Products, Inc., now known as ADGS Advisory, Inc., a Delaware corporation, and its direct and indirect wholly-owned subsidiaries, Almonds Kisses Limited (BVI), a British Virgin Islands company, ADGS Advisory Limited, a Hong Kong corporation, and Vantage Advisory Limited, a Hong Kong corporation, as well as ADGS Tax Advisory Limited, a Hong Kong corporation which is an 80% owned subsidiary, and Dynamic Golden Limited, a Hong Kong corporation which is 30% owned by ADGS Tax Advisory Limited;

We are primarily engaged in providing accounting, taxation, company secretarial and consultancy services in Hong Kong.

Almonds Kisses Limited (BVI) (“Amonds Kisses BVI”) was incorporated on March 1, 2011 as a limited liability company in the British Virgin Islands. ADGS Advisory Limited (“ADGS”) is a Hong Kong corporation which was incorporated on April 28, 2011 and had been wholly owned by the same group of shareholders until being acquired by Almonds Kisses BVI pursuant to a reorganization completed in 2012 to prepare for the Transaction. . Vantage Advisory Limited is a Hong Kong corporation which was incorporated on March 6, 2008 which has been wholly owned by Almonds Kisses (BVI) since January 2013. ADGS owns 80% of ADGS Tax Advisory Limited (“ADGS Tax”) which is a Hong Kong incorporated holding company, and ADGS Tax owns a 30% interest in Dynamic Golden Limited which is also a Hong Kong incorporated company.

Recent Developments

On April 12, 2013, Life Nutrition Products, Inc. acquired 100% of the issued and outstanding capital stock of Almonds Kisses BVI in exchange for 20,155,000 shares of our common stock, representing in the aggregate approximately 80.1% of our issued and outstanding shares of common stock.

The chart below presents our corporate structure as of the date of this report:

ADGS Advisory, Inc. (formerly Life Nutrition Products, Inc.), a Delaware corporation

		ê	100%

Almonds Kisses Limited (BVI), a British Virgin Islands company

		ê	100%

ADGS Advisory Limited, a Hong Kong corporation			Vantage Advisory Limited, a Hong Kong corporation

ê	80%

ADGS Tax Advisory Limited a Hong Kong corporation

ê	30%

Dynamic Golden Limited A Hong Kong corporation

Critical Accounting Policies

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Basis of presentation

The accompanying audited consolidated financial statements and related notes have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP). The preparation of the consolidated financial statements in accordance with US GAAP requires management of the Company to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, realizable values for inventories. Actual results could differ from those estimates.

The consolidated financial statements include all accounts of the Company and its subsidiary as disclosed in note 1. All material inter-company balances and transactions have been eliminated.

As both the Company and its subsidiaries, ADGS and ADGS Tax are under common control, the financial statements of the Company have been presented as if the receipt of assets and liabilities of the subsidiaries at their net carrying amount been entered into as of March 1, 2011 in accordance with ASC 805-50-15-6. Accordingly, financial information related to periods prior to the assets and liabilities are that of the Company’s subsidiaries.

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the related services are provided and when the collection is probable, the price is fixed or determinable and collectability is reasonably assured. The Company generates its revenues from providing professional services under fixed-fee billing arrangements.

In fixed-fee billing arrangements, the Company agrees to a pre-established fee in exchange for a pre-determined set of professional services. Generally, the client agrees to pay a fixed-fee every month over the specified contract term. These contracts are for varying periods and generally permit the client to cancel the contract before the end of the term.

Purchased intangible assets and goodwill

The Company assesses the useful lives and possible impairment of existing recognized intangible assets when an event occurs that may trigger such a review. Factors considered important which could trigger a review include:

- significant underperformance relative to historical or projected future operating results;
- significant changes in the manner of use of the acquired assets or the strategy for our overall business;
- identification of other impaired assets within a reporting unit;
- disposition of a significant portion of an operating segment;
- significant negative industry or economic trends;

The intangible assets are amortized using the straight line method over a period of 10 years.

Income taxes

The Company accounts for income taxes under FASB ASC Topic 740 "Income Taxes". Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date.

The Company records uncertain tax positions when it is more likely than not that the tax positions will not be sustained.

The Company recognizes interest and penalty related to income tax matters as income tax expense. As of August 31, 2012 and August 31, 2011, there was no penalty or interest recognized as income tax expenses.

Economic and political risks

The major operations of the Company are conducted in Hong Kong, the PRC. Accordingly, the political, economic, and legal environments in Hong Kong, the PRC, as well as the general state of Hong Kong's economy may influence the business, financial condition, and results of operations of the Company.

Among other risks, the Company's operations are subject to the risks of restrictions on: changing taxation policies; and political conditions and governmental regulations.

Recently issued accounting standards not yet adopted

The Company has reviewed all recently issued, but not effective, accounting pronouncements and does not believe the future adoption of any such pronouncements will cause a material impact on its financial condition or the result of its operation.

Trends and Uncertainties

Insofar that our revenues are mainly derived from providing professional services to our clients under fixed-fee billing arrangements, the number of clients we have at any given time and the fees billed are the Company’s key uncertainties. The recent growth in revenues was primarily due to the acquisition of customer lists and client bases in 2011 and, therefore, we cannot be certain that this growth represents a trend which will continue in that we have no immediate plans to make any additional acquisitions although we are regularly exploring such opportunities which may benefit our business and increase our revenues. In the future, we expect that we will seek to purchase other customer lists and client bases as part of our overall growth strategy, although there can be no assurance that we will be able to do so on terms which will be acceptable to us.

Other key uncertainties include our high leverage and highly variable interest expense. To date, we have significantly relied upon debt financings to fund our operations. At August 31, 2012 (audited) and February 28, 2013 (unaudited), we had outstanding bank loans in the principal amount of $2,524,985 and $3,662,819, respectively. Interest expense for the year ended August 31, 2012 was $47,754 and for the six months ended February 28, 2013 was $55,944. Such loans are primarily term loans with maturity dates ranging from November 2013 to December 2035. Approximately $1.5 million of the bank loans are to be repaid over the next five years. While we have begun to achieve profitable operations during fiscal 2013, there can be no assurance that such profitability will continue or that revenues from our operations will be able to service these debt obligations. See “Risk Factors” elsewhere in this report for further discussion of these uncertainties and others.

In addition to the foregoing, as of February 28, 2013, advances to shareholders total $1,889,386. The advances to shareholders represent unsecured, non-interesting bearing loans without fixed repayment terms, Although there is no binding obligation on the part of the shareholders to repay such loans, such shareholders have informally agreed to repay such amounts on or before November 1, 2013. The foregoing represents another key uncertainty since no assurance can be made that such advances will be repaid on or before November 1, 2013 or at all.

Principal Components of Our Income Statement

Revenue

Our revenue is derived from providing professional services to our clients under fixed-fee billing arrangements. The most significant factors that affect our revenue are number of clients and our fees billed. In fixed-fee billing arrangements, we agree to a pre-established fee in exchange for a pre-determined set of professional services. Generally, our client agrees to pay a fixed-fee every month over the specified contract term. These contracts are for varying periods and generally permit the client to cancel the contract before the end of the term.

Operating expenses

Our operating expenses consist of direct cost of revenue, general and administrative expenses.

Director cost of revenue

Our direct cost of revenue primarily consists of commission paid, consultant fees, legal and professional fees, management fees, salaries, secretarial fees and sub-contractor fees.

General and administrative expenses

Our general and administrative expenses include advertising and exhibitions, computer fee, depreciation of property and equipment, motor vehicles, rent, rates and building management fee and other miscellaneous expenses related to our administrative activities.

Our operating expenses are positively correlated to our revenue, with the anticipated expansion of our Company, we anticipate the absolute dollars of the operating expenses will increase accordingly.

Other comprehensive income

Other comprehensive income reflects foreign currency translation adjustment according to our accounting policies.

Year Ended August 31, 2012 compared to Combined Results for the Year Ended August 31, 2011

The following table presents the consolidated statements of operations of the Company for the year ended August 31, 2012 (“Y2012”) as compared to the combined results for the year ended August 31, 2011 (“Y2011”) being the results of operations for the period from March 1, 2011 (Inception) to August 31, 2011 and the operating results from its predecessor for the period from September 1, 2010 to March 31, 2011.

	For the year ended August 31, 2012	Combined results for the year ended August 31, 2011	For the period from March 1, 2011 (Inception) to August 31, 2011	Predecessor, For the period from September 1, 2010 to March 2011

Revenue	$1,705,024	$615,789	$39,452	$576,337
Less: Operating expenses
Direct cost of revenue	(1,308,729)	(167,876)	(25,064)	(142,812)
General and administrative expenses	(544,710)	(516,183)	(160,395)	(355,788)
Operating (loss)/profit	(148,415)	(68,270)	(146,007)	77,737
Other expenses	(47,754)	(15,974)	-	(15,974)
Net (loss)/profit	(196,169)	(84,244)	(146,007)	61,763
Income tax expenses	-	(12,836)	-	(12,836)
Other comprehensive income	28	3	3	-
Total comprehensive (loss)/income	(196,141)	(97,077)	(146,004)	48,927
Comprehensive loss attributable to non-controlling interests	22,684	93,420	93,420	-
Comprehensive (loss)/income attributable to Almonds Kisses	$(173,457)	$(3,657)	$(52,584)	$48,927

Revenue

Our business for the Y2012 expanded rapidly. We recorded of $1.7 million for Y2012, representing an increase of $1.7 million as compared to combined results of $0.6 million for Y2011. The increase was primarily due to the acquisition of client bases from various companies such as retiring HKICPA practice, accounting company, and secretarial company.

General and administrative expenses

	For the year ended August 31, 2012	Combined results for the year ended August 31, 2011	For the period from March 1, 2011 (Inception) to August 31, 2011	Predecessor, For the period from September 1 2010 to February 28, 2011	% change
Revenue	$1,705,024	$615,789	$39,452	$576,337	+177%
Less: Operating expenses
Direct cost of revenue	(1,308,729)	(167,876)	(25,064)	(142,812)	+680%
General and administrative expenses	(544,710)	(516,183)	(160,395)	(355,788)	+6%
Operating (loss)/profit	$(148,415)	$(68,270)	$(146,007)	$77,737	-117%

The significant increase in general and administrative expenses is mainly caused by new acquisition of client bases which led to more general and administrative expenses incurred.

Other expense

Other expense represents the interest expense for the bank loans of $47,754 and $15,974 in Y2012 and the combined results of Y2011 respectively. The increase in the amount is mainly caused by the increase in bank loans of $2.6m made to the Company in Y2012.

Other comprehensive income

Other comprehensive income represents the foreign currency translation adjustment of $28 and $3 in Y2012 and the combined results of Y2011 respectively.

Liquidity and Capital Resources

As of August 31, 2012, we had cash on hand of $129,001, which represented an increase of $118,094 from $10,907 as of August 31, 2011, other current assets of $259,554, and other current liabilities of $954,944. Working capital was in negative balance of $566,389 and the ratio of current assets to current liabilities was 0.4 to 1 as of August 31, 2012.

As of August 31, 2012 we had long term debt of $1,610,577, which represented an increase of $1,610,577 from $Nil as of August 31, 2011; total assets of $1,872,256 as of August 31, 2012 representing an increase of $304,246 from $1,568,010 as of August 31, 2011. The ratio of long term debts to total assets was 0.9 to 1 as of August 31, 2012.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our management plans to continue its efforts to raise funds through debt or equity in the near future to sustain its operations.

The following is a summary of cash provided by or used in each of the indicated type of activities during the year ended August 31, 2012 and 2011, respectively:

	For the year ended August 31, 2012	Combined results for the year ended August 31, 2011	For the period from March 1, 2011 (Inception) to August 31, 2011	Predecessor, For the period from September1 to February 28, 2011
Cash provided by (used in):
Operating activities	$(17,320)	$72,141	$985	$71,156
Investing activities	(94,800)	(854,101)	(773,903)	(80,198)
Financing activities	230,231	853,965	862,833	(8,868)
Effect of change of exchange rates	(17)	-	-	-

Cash, beginning of period	10,907	(61,098)	(79,008)	(61,098)
Cash, end of period	$129,001	$10,907	$10,907	$(79,008)

Net cash used in operating activities was $17,320 for the year ended August 31, 2012, as compared to net cash provided by operating activities of $72,141 for the combined results of Y2011. The decrease was mainly due to (i) a net loss of $196,169, (ii) a $27,320 utility and other deposits increase driven by moving to a new office, (iii) an increase of $18,518 prepaid expenses for the Company’s transaction pursuant to the Share Exchange Agreement and (iv) an increase of $9,954 accrued liabilities owing to the expenses incurred for the Company’s aforesaid transaction.

Net cash used in investing activities was $94,800 in Y2012, as compared to net cash used in investing activities of $854,101 for the combine results of Y2011. The decrease was mainly due to the purchase of a customer list in 2011 which amounted to $769,270.

Net cash provided by financing activities was $230,231 in Y2012, as compared to the combined results of $853,965 in Y2011. The decrease was caused by the repayment of amounts due to shareholders of $2.1 million for Y2011 and advances to shareholders for $0.2 million for Y2012, totaling of net movement amounting to $2.3 million in Y2012 despite the inflow of bank loan proceeds of $2.6 million during the same period. The advances to shareholders represented unsecured, non-interesting bearing loans without fixed repayment terms, Although there is no binding obligation on the part of the shareholders to repay such loans, such shareholders have informally agreed to repay such amounts on or before November 1, 2013.

The Company had bank loans with outstanding of $2.5 million as of August 31, 2012 and $Nil as of August 31, 2011. Summary of total bank loans is as follows:

Nature of loans	Terms of loans	Outstanding loan amount	Current annualized interest rate	Collateral

Term loan	Ranging from 1 year to 23 years	$1,755,754	Ranging from annual rate from 0.38% to 6.98%	Property and personal guarantee from related party and third party

Revolving loan	Renewal in every 6 months	769,231	Annual rate of 0.75% over prime or annual rate of 2%over the overnight HIBOR, whichever is higher	Property and personal guarantee from related party and third party
		$2,524,985

The valuations for the above collaterals on July 5, 2013 were approximately $6m while the total outstanding loan amount was approximately $2.5m, resulting to an unused borrowing capacity of $3.5m.

The Company had assets held under capital leases, which representing the leases of motor vehicle. The cost of the motor vehicle under capital lease was $28,034 at August 31, 2012. The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of August 31, 2012 are as follows:

Amount
Year ending August 31,
2013	$10,106
2014	5,053
Thereafter	-
Total minimum lease payment	$15,159
Less: Imputed interest	(560)
Present value of net minimum lease payments	$14,599
Less: Current maturities of capital leases obligations	(9,615)
Long-term capital leases obligations	$4,984

Material capital expenditure commitments

We anticipate that we will require a high level of capital expenditure in the foreseeable future to fund our future growth. We intend to fund our capital expenditures and future acquisitions out of internal sources of liquidity and/or through access to additional financing from external sources. Currently, the Company has not entered into any agreements for any potential acquisitions. As a result, there are no material capital expenditure commitments as of August 31, 2012.

For the Three Months Ended February 28, 2013 and February 29, 2012 and For the Six Months Ended February 28, 2013 and February 29, 2012 and (unaudited)

The following table presents the consolidated statements of operations of the Company for the three months ended February, 2013 as compared to the results of operations for the three months ended February, 2012 and for the six months ended February 28, 2013 as compared to the results of operations for the six months ended February 29, 2012.

	For the Three Months Ended		For the Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$1,296,035	$244,258	$1,905,634	$427,820
Less: Operating expenses
Direct cost of revenue	(603,608)	(207,072)	(967,039)	(287,068)
General and administrative expenses	(275,946)	(145,142)	(486,355)	(277,231)
Operating income/(loss)	416,481	(107,956)	452,240	(136,479)
Other expenses	(33,348)	(3,450)	(62,775)	(4,826)
Net income/(loss)	383,133	(111,406)	389,465	(141,305)
Other comprehensive (loss)/ income	(42,988)	-	(42,988)	-
Total comprehensive income/(loss)	340,145	(111,406)	346,477	(141,305)
Comprehensive loss attributable to non-controlling interests	5,674	5,671	11,345	11,342
Comprehensive income/(loss) attributable to Almonds Kisses	$345,819	$(105,735)	$357,822	$(129,963)

Revenue

For the Six Months Ended February 28, 2013 and February 29, 2012

Our business for the six months ended February 28, 2013 expanded rapidly. We recorded $1.9 million for the six months ended February 28, 2013, representing an increase of $1.5 million as compared to $0.4 million for the same period ended February 28, 2012. The increase in revenue was caused by two reasons, firstly, due to the acquisition of client bases from various companies such as retiring HKICPA practice, accounting company, and secretarial company. One of the acquisition agreements was signed on April 28, 2011, but there was a time lapse for the clients’ revenue being transferred to us, the revenue gradually reflected since November 2011 resulting to a significant increase in February 28, 2013 as compared to February 29, 2012. Secondly, there was significant increase in revenue generated from consultancy in liquidation and taxation.

For the Three Months Ended February 28, 2013 and February 29, 2012

We recorded $1.3 million for the three months ended February 28, 2013, representing an increase of $1.1 million as compared to $0.2 million for the same period ended February 29, 2012. The increase in revenue was caused by two reasons, firstly, stability of income from the acquisition of client base. Secondly, there was significant increase in revenue generated from consultancy in liquidation and taxation incurred during the three months period ended February 28, 2013.

General and administrative expenses

	For the Three Months Ended			For the Six Months Ended
	February 28,	February29,	%	February 28,	February 29,	%
	2013	2012	change	2013	2012	change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Revenue	$1,296,035	$244,258	431%	$1,905,634	$427,820	345%
Less: Operating expenses
Direct cost of revenue	(603,508)	(207,072)	191%	(967,039)	(287,068)	237%
General and administrative expenses	(275,946)	(145,142)	90%	(486,355)	(277,231)	75%
Operating income/(loss)	$416,481	$(107,956)	486%	$452,240	$(136,479)	431%

For the Six Months Ended February 28, 2013 and February 29, 2012

The significant increase in direct cost of revenue is mainly caused by the increased expenses incurred for consultancy fee, staff salaries and cost of providing insolvency services.

One of the acquisition agreements was signed on April 28, 2011, but there was a time lapse for the clients’ revenue being transferred to us, the revenue gradually reflected since November 2011 resulting to a significant increase in February 28, 2013 as compared to February 29, 2012. Such an increase for the six months ended February 28, 2013 was due to the following:

(i) For the six months ended February 29, 2012, the increase in revenue resulting from the acquisition was gradually reflected from November 2011, which is around 4 months of operations from November 2011 to February 29, 2012. However, for the six months ended February 28, 2013, the revenue from the acquisition had already stabilized and reflected revenue generated from six months operations.

(ii) There was significant increase in revenue generated from consultancy in liquidation and taxation.

As a result of (i) and (ii), our general and administrative expenses increased accordingly.

For the Three Months Ended February 28, 2013 and February 29, 2012

The significant increase in direct cost of revenue is mainly caused by the increased expenses incurred for consultancy fee, staff salaries and cost of providing insolvency services.

The increase in our general and administrative expenses caused by the stability of income from the acquisition of client base and the increase in revenue generated from consultancy in liquidation and taxation incurred during the three months period ended February 28, 2013.

Other expense

Other expense represents the interest expense for the bank loans.

Other comprehensive income

Other comprehensive loss represents the foreign currency translation adjustment of $67 for three months ended February 28, 2013 and $115 for the six months ended February 28, 2013 and $0 for the three months ended February 29, 2012 and six months ended February 29, 2012.

Liquidity and Capital Resources

As of February 28, 2013, we had cash deficit of $153,195, which represent a decrease of $282,196 from $129,001 at August 31, 2012, other current assets of $2,211,364 and other current liabilities of $35,552 at February 28, 2013, other current assets and other current liabilities at August 31, 2012 are $259,554 and $35,552 respectively. Working capital at February 28, 2013 was $983,690. Working capital at August 31, 2012 was in deficit of $807,425. Our existing sources of cash will be sufficient to meet our cash and liquidity requirements for two years until year 2015. The ratio of current assets to current liabilities was 1.63 to 1 as of February 28, 2013 and 0.41 to 1 as of August 31, 2012. The ratio of current assets to current liabilities is an indication of our Company’s market liquidity and ability to meet creditor’s demands. The ratio has increased from 0.41 to 1 as of August 31, 2012 to 1.63 to 1 as of February 28, 2013, which indicated that the Company had greatly improved its short-term financial strength.

The following is a summary of cash provided by or used in each of the indicated type of activities during the six months ended February 28, 2013 and February 29, 2012, respectively:

	For the Six Months Ended
	February 28, 2013	February 29, 2012
	(unaudited)	(unaudited)
Cash provided by (used in):
Operating activities	$453,694	$(18,033)
Investing activities	(133,366)	50,333
Financing activities	(602,529)	19,232
Effect of change of exchange rates	5	(2)

Cash, as of beginning of period	129,001	10,907
Cash, as of end of period	$(153,195)	$62,437

Net cash provided by operating activities was $453,694 for the six months ended February 28, 2013 , as compared to net cash used in operating activities of $18,033 for the six months ended February 29, 2012. The increase of cash provided by operating activities was mainly due to (i) an increase of net income of $357,822 for February 28, 2013 as from net loss of $129,963 for February 29, 2012 the increase was caused by the increase in income from insolvency and taxation consultancy services, (ii) a decrease of $1,282 for utility and other deposits, (iii) a total of $170,761 being increase in accrued liabilities, temporary receipts and income tax payable for February 28, 2013 as compared to February 29, 2012. The increase was mainly caused by the accrued expenses incurred for audit fee and salary for February 28, 2013. No accruals for such for February 29, 2012 (iv) the increase of cash provided by operating activities had been offset by an increase in the accounts receivable of $123,304 and prepaid expenses of $51,932 for February 28, 2013.

Net cash used in investing activities was $133,366 for the six months ended February 28, 2013, as compared to net cash provided by investing activities of $50,333 for the six months ended February 29, 2012. The decrease was mainly due to (i) purchase of property and equipment of $133,366 and (ii) decrease in advance from stockholders.

Net cash used in financing activities was $602,529 for the six months ended February 28, 2013, as compared to net cash provided financing activities of $19,232 for the six months ended February 29, 2012. The decrease consisted of a total of $1,276,632 increase in bank loans and capital lease, netting off a total of $102,686 for the repayment of bank loans and capital lease and the advance to stockholders and bank fixed deposit of $1,776,475.

The advances to shareholders represented unsecured, non-interesting bearing loans without fixed repayment terms, Although there is no binding obligation on the part of the shareholders to repay such loans, such shareholders have informally agreed to repay such amounts on or before November 1, 2013.

The Company had bank loans with outstanding of $3.7 million as of February 28, 2013. Summary of total bank loans is as follows:

Nature of loans	Terms of loans	Outstanding loan amount	Current annualized interest rate	Collateral

Term loan	Ranging from 1 year to 23 years	$1,681,968	Ranging from annual rate from 0.38% to 6.98%	Property and personal guarantee from related party and third party

Revolving loan	Renewal in every 6 months with limit of $769,320, fully utilized	769,320	Annual rate of 0.75% over prime or annual rate of 2%over the overnight HIBOR, whichever is higher	Property and personal guarantee from related party and third party

Installment loan	25 years	1,211,531	Annual rate of 2.75%	Property

		$3,662,819

The valuations for the above collaterals on July 5, 2013 were approximately $6m while the total outstanding loan amount was approximately $3.7m, resulting to an unused borrowing capacity of $2.3m.

The Company had assets held under capital leases, which representing the leases of motor vehicle. The cost of the motor vehicle under capital lease was $153,292 at February 28, 2013. The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of February 28, 2013 are as follows:

Amount
Period ending February,
2013	$27,557
2014	27,557
Thereafter	-
Total minimum lease payment	$55,114
Less: Imputed interest	(4,065)
Present value of net minimum lease payments	$51,049
Less: Current maturities of capital leases obligations	(4,909)
Long-term capital leases obligations	$46,140

For the Three Months Ended November 30, 2012 and 2011 (unaudited)

The following table presents the consolidated statements of operations of the Company for the three months ended November 30, 2012 (“2012”) as compared to the results of operations for the three months ended November 30, 2011 (“2011”).

	For the Three Months Ended November 30,
	2012	2011
	(unaudited)	(unaudited)

Revenue	$609,599	$183,562
Less: Operating expenses
Direct cost of revenue	(363,431)	(79,996)
General and administrative expenses	(210,409)	(132,089)
Operating income/(loss)	35,759	(28,523)
Other expenses	(29,427)	(1,376)
Net income/(loss)	6,332	(29,899)
Other comprehensive (loss)/ income	(51)	1
Total comprehensive income/(loss)	6,281	(29,898)
Comprehensive loss attributable to non-controlling interests	5,671	5,670
Comprehensive income/(loss) attributable to Almonds Kisses	$11,952	$(24,228)

Revenue

Our business for the first three months ended November 30, 2012 expanded rapidly. We recorded $0.6 million for the first three months ended November 30, 2012, representing an increase of $0.4 million as compared to $0.2 million for the same period ended November 30, 2011. The increase was primarily due to the acquisition of client bases from various companies such as retiring HKICPA practice, accounting company, and secretarial company. One of the acquisition agreements was signed on April 28, 2011, but there was a time lapse for the clients’ revenue being transferred to us, resulting in a significant increase in November 30, 2012 as compared to November 30, 2011.

General and administrative expenses

	For the Three Months Ended November 30,		%
	2012	2011	change

Revenue	$609,599	$183,562	+232%
Less: Operating expenses
Direct cost of revenue	(363,431)	(79,996)	+354%
General and administrative expenses	(210,409)	(132,089)	+59%
Operating income/(loss)	$35,759	$(28,523)

The significant increase in direct cost of revenue is mainly caused by the increased expenses incurred for consultancy fee, staff salaries and cost of providing insolvency services.

Since there were new acquisitions of client bases, our general and administrative expenses have increased accordingly. One of the acquisition agreements was signed on April 28, 2011, but there was a time lapse for the clients’ revenue being transferred to us, resulting in a significant increase in both revenue and operating expenses in November 30, 2012 as compared to November 30, 2011.

Other expense

Other expense represents the interest expense for the bank loans.

Other comprehensive income

Other comprehensive income represents the foreign currency translation adjustment of $51 and $1 for the three months ended November 30, 2012 and 2011 respectively.

Liquidity and Capital Resources

As of November 30, 2012, we had cash on hand of $171,819, which represent an increase of $42,818 from $129,001 at November 30, 2011, other current assets of $36,290, and other current liabilities of $1,355,903. Working capital was in deficit of $1,147,794 and the ratio of current assets to current liabilities was 0.15 to 1 as of November 30, 2012.

Our existing sources of cash will be sufficient to meet our cash and liquidity requirements for two years until year 2015.

The following is a summary of cash provided by or used in each of the indicated type of activities during the three months ended November 30, 2012 and 2011, respectively:

	For the Three Months Ended November 30,
	2012	2011
	(unaudited)	(unaudited)
Cash provided by (used in):
Operating activities	$129,637	$30,862
Investing activities	(8,118)	(458)
Financing activities	(78,668)	(23,879)
Effect of change of exchange rates	(33)	(26)

Cash, as of September 1	129,001	10,907
Cash, as of November 30	$171,819	$17,406

Net cash generated by operating activities was $129,637 as of November 30, 2012, as compared to net cash provided by operating activities of $30,862 as of November 30, 2011. The increase was mainly due to (i) a net profit of $6,332, (ii) a decrease of $1,283 utility and other deposits, (iii) an increase of $17,768 prepaid expenses due to the expenses prepaid for the Company’s transaction pursuant to the Share Exchange Agreement and (iv) an increase of $85,918 accrued liabilities owing to the expenses incurred for the Company’s aforesaid transaction.

Net cash used in investing activities was $8,118 in first three months period ended November 30, 2012, as compared to net cash used in investing activities of $458 in the same period ended November 30, 2011. The increase was mainly due to purchase of equipment of $8,118.

Net cash used in financing activities was $78,668 in first three months ended November 30, 2012, as compared to net cash used in financing activities of $23,879 in the same period ended November 30, 2011. The increase consisted of a total of $1,535,411 increase in bank loans and capital lease, offset by a total of $43,377 for the repayment of bank loans and capital lease, as well as advances to shareholders of $1,570,702.

The advances to shareholders represented unsecured, non-interesting bearing loans without fixed repayment terms, Although there is no binding obligation on the part of the shareholders to repay such loans, such shareholders have informally agreed to repay such amounts on or before November 1, 2013.

The Company had bank loans with outstanding of $3.7 million as of November 30, 2012. Summary of total bank loans is as follows:

Nature of loans	Terms of loans	Outstanding loan amount	Current annualized interest rate	Collateral

Term loan	Ranging from 5 months to 23 years	$1,717,894	Ranging from annual rate from 0.38% to 6.98%	Property and personal guarantee from related party and third party

Revolving loan	Renewal in every 6 months with limit of $769,320, fully utilized	769,349	Annual rate of 0.75% over prime or annual rate of 2%over the overnight HIBOR, whichever is higher	Property and personal guarantee from related party and third party

Installment loan	25 years	1,220,374	Annual rate of 2.75%	Property

		$3,707,617

The Company had assets held under capital leases, which representing the leases of motor vehicle. The cost of the motor vehicle under capital lease was $28,034 at November 30, 2012. The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of November 30, 2012 are as follows:

Amount
Year ending August 31,
2013 (Nine months)	$9,476
2014	3,159
Thereafter	-
Total minimum lease payment	$12,635
Less: Imputed interest	(393)
Present value of net minimum lease payments	$12,242
Less: Current maturities of capital leases obligations	(12,242)
Long-term capital leases obligations	$-

Contractual Obligations

The following table sets forth information regarding the Company's contractual payment obligations as of February 28, 2013.

	Payment due by period
Contractual obligations	Total	< 1 year	1 - 3 years	3 - 5 years	> 5 years

Borrowing:
- Capital lease	$55,114	$27,557	$27,557	$-	$-
- Bank loan	3,662,819	872,872	518,114	147,274	2,124,559
Operating lease obligation:
- Office rental	229,570	88,461	141,109	-	-
Commitment to acquire Vantage	-	-	-	-	-
	$3,947,503	$988,890	$686,780	$147,274	$2,124,559

The following table sets forth information regarding the Company's contractual payment obligations as of August 31, 2012.

	Payment due by period
Contractual obligations	Total	< 1 year	1 - 3 years	3 - 5 years	> 5 years

Borrowing:
- Capital lease	$14,599	$9,615	$4,984	$-	$-
- Bank loan	2,524,985	919,392	378,462	108,410	1,118,721
Operating lease obligation:
- Office rental	319,608	122,063	112,883	84,662	-
Commitment to acquire Vantage	645	645	-	-	-
	$2,859,837	$1,051,715	$496,329	$193,072	$1,118,721

Off-Balance Sheet Arrangement

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

We have not entered into any financial guarantees or commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us.

We may be exposed to interest rate risk in relation to the bank loans we maintain. The interest rate risk is managed by the Directors of the Company on an ongoing basis with the primary objective of limiting the extent to which interest expense could be affected by adverse movement in interest rates. A 100 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates. If interest rates had been 100 basis points higher/lower and all other variables were held constant, the Company’s post-tax profit for the year ended August 31, 2012 would increase/decrease by US$991 as compared with the combined post-tax profit for the year ended August 31, 2011. The Company’s post-tax profit the six months period ended February 28, 2013 would increase/decrease by US$4,878 as compared with the six months period ended February 29, 2012.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

As a condition to the consummation of the Acquisition, Chu Zhanjun resigned as an officer and director of the Company and Li Gang resigned as a member of our Board of Directors. Concurrent with the consummation of the Acquisition, the Board elected Li Lai Ying, Tso Yin Yee and Pang Yiu Kwong, each of designee of ADGS, to serve on the Board of Directors of the Company effective upon closing. In addition to serving on the Board of Directors, Li Lai Ying has been elected Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of the Company and Tso Yin Yee has been elected Chief Operating Officer of the Company.

The following sets forth information about our directors and executive officers:

Name	Age	Position

Li Lai Ying	57	Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Tso Yin Yee	38	Chief Operating Officer and Director

Pang Yiu Kwong	50	Director

Li Lai Ying is our Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and a Director. She has been Chief Executive Officer of ADGS since April 2011. She will be responsible for the strategic planning, overall operation of the Company and will oversee the financial reporting matters for the Company. Ms. Li has served as a Director of Rodney Engineering Company Limited (“Rodney”) since 1980 which company provides construction auditing and construction management services. Ms. Li holds overall responsibility of Rodney for daily operation and management. She has over 30 years experience in project management and construction auditing. Ms. Li’s leadership experience and knowledge were important qualifications considered in designating her for appointment to the Board. In addition, as the Chief Executive Officer, her presence on the Board will assist the Board in remaining informed regarding the operations of the Company and the progress on business plans.

Tso Yin Yee is our Chief Operating Officer and a Director. She has been Chief Operating Officer and a Director of ADGS since April 2011. She will oversee the daily business operations of the Company. Ms. Tso is a Practicing Certified Public Accountant in Hong Kong since January 2005 and received her bachelor’s degree in accountancy from the Hong Kong Polytechnic University. From May 2006 to March 2011, she was a Director of Honest Joy Accounting Service Co., Ltd. Ms. Tso is an experienced insolvency practitioner being appointed as Joint and Several Provisional Liquidator under Panel ‘T’ by Official Receiver’s Office under Government of Hong Kong Special Administrative Region for the period of 24 months from January 1, 2012 to December 31, 2013. This background and Tso Yin Yee’s experiences as a professional in accountancy and insolvency led to the conclusion that she should serve as a director of the Company.

Pang Yiu Kwong is our Director. Mr. Pang is a practicing member of Hong Kong Law Society since November 1999 and has been an attorney with Michael Pang & Co. in Hong Kong since April 2004. Mr. Pang is an experienced insolvency practitioner being appointed as Joint and Several Provisional Liquidator under Panel ‘T’ by Official Receiver’s Office under Government of Hong Kong Special Administrative Region for the period of 24 months from January 1, 2012 to December 31, 2013. This background and Pang Yiu Kwong’s experiences as a professional in law and in insolvency work led to the conclusion that he should serve as a director of the Company.

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors. Li Lai Ying, the Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, is the mother of Tong Wing Shan and Tong Wing Yee, who are the two largest shareholders of the Company. Both Tong Wing Shan and Tong Wing Yee are directors of the Company’s subsidiaries, Almonds Kisses BVI and ADGS, and Tong Wing Yee is also a director of ADGS Tax and Dynamic Golden Limited.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, none of the directors, executive officers, or persons nominated or chosen by us to become directors has been personally involved in any legal proceedings as defined in Section 401 of Regulation S-K in the past ten years.

EXECUTIVE COMPENSATION

LNP did not pay and cash or other compensation to its executive officers for the years ended December 31, 2012 and December 31, 2011.

The following summary compensation table set forth information concerning the annual and long-term compensation paid by ADGS to its executive officers for services in all capacities to ADGS for the fiscal years ended August 31, 2012 and August 31, 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total

Li Lai Yang	2012	$0	$0	$0	$0	$0	$0	$0	$0
Chief Executive Officer	2011	$0	$0	$0	$0	$0	$0	$0	$0

Tso Yin Yee	2012	$86,015	$0	$0	$0	$0	$0	$0	$86,015
Chief Operating Officer	2011	$39,956	$0	$0	$0	$0	$0	$0	$39,956

Each of Ms. Li and Ms. Tso are employed as executive officers of the Company on an at-will basis, although it is expected that employment agreements may be entered into with each of them in the near term.

Compensation of Directors

We did not pay and cash or other compensation to our directors for the years ended December 31, 2012 and December 31, 2011.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2012, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party: (i) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years; and (ii) in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

As of August 31, 2011, there was $2,051,460 due to shareholders. Such amount was paid to shareholders in fiscal 2012. In addition, advances were made to shareholders in fiscal 2012 of $241,036 and such amount increased to $1,889,286 as of February 28, 2013. The advances to shareholders represent unsecured, non-interesting bearing loans without fixed repayment terms, Although there is no binding obligation on the part of the shareholders to repay such loans, such shareholders have informally agreed to repay such amounts on or before November 1, 2013.

Insider Transactions Policies and Procedures

We do not currently have an insider transaction policy.

Code of Ethics

We have adopted a code of ethics which is applicable to all directors, officers and employees of the Company to promote the full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, as well as other public communications made by or on behalf of the Company.

Director Independence

We are not currently a “listed company” under SEC rules and are therefore not required to have a Board comprised of a majority of independent directors or separate committees comprised of independent directors. We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Board Committees

We do not have an audit, compensation, nominating or other committees of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of April 12, 2013, after giving effect to the Exchange Agreement by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Except as indicated in the footnotes to the table below, the address of each of the beneficial owners named in the table below is in care of our company, Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong, SAR. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of April 12, 2013 based upon 25,000,000 shares of common stock outstanding. Shares of common stock have one vote per share.

Name and Address	Shares Owned		Percent (1) of Class

Tong Wing Shan	9,069,750		36.3%

Tong Wing Yee	9,069,750		36.3%

Li Lai Ying	0	(2)	0%

Tso Yin Yee	655,037		2.6%

Pang Yiu Kwong	503,875		2.0%

All Directors & Officers as a Group (3 persons)	1,158,912		4.6%

(1)	Based upon 25,000,000 issued and outstanding shares of common stock.

(2)	Does not include shares owned by Tong Wing Shan and Tong Wing Yee, daughters of Li Lai Ying.

Changes in Control

As a result of the Acquisition, Tong Wing Yee and Tong Wing Shan, as the former majority owners of Almonds Kisses (BVI), beneficially own approximately 72.6% of our common stock, and as a result have the ability to control the policies and management our company, as well as determine matters requiring stockholder approval, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions.

Chu Zhanjun resigned as an officer of the Company, effective with the consummation of the Acquisition, and, Chu Zhanjun and Li Gang resigned as members of our Board of Directors, also effective with the consummation of the Acquisition. Concurrent with the consummation of the Acquisition, the Board elected Li Lai Ying as our Chief Executive Officer, Chief Financial Officer and Secretary of the Company, and Tso Yin Yee as the Chief Operating Officer of the Company, and elected Li Lai Ying, Tso Yin Yee and Pang Yiu Kwong to our Board of Directors. The Company previously mailed to stockholders on or about March 15, 2013 a Schedule 14f-1 Information Statement advising of the proposed change in control of our Board of Directors. For information concerning our new directors and executive officers, see Item 2.01 – “Directors and Executive Officers.”

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters coming before the shareholders for a vote. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As of April 12, 2013, we had outstanding 25,000,000 shares of common stock.

Preferred Stock

We are authorized to issue up to 2,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

As of April 12, 2013, we had no outstanding shares of preferred stock.

Anti-takeover Effects of Our Certificate of Incorporation and By-laws

Our Certificate of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Certificate of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Delaware Law

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

●
at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded in the over-the-counter market and since January 20, 2009 has been quoted on the OTC Bulletin Board under the symbol “LIPN”. For the periods indicated, the following table sets forth the high and low sales prices per share of common stock. There were no reported trades in our common stock during 2011, 2012 and the first quarter of 2013.

Year ended December 31, 2011	High	Low

Jan. 1, 2011 to March 31, 2011	$0.00	$0.00
April 1, 2011 to June 30, 2011	$0.00	$0.00
July 1, 2011 to Sept. 30, 2011	$0.00	$0.00
Oct. 1, 2011 to Dec. 31, 2011	$0.00	$0.00

Year ended December 31, 2012	High	Low

Jan. 1, 2012 to March 31, 2012	$0.00	$0.00
April 1, 2012 to June 30, 2012	$0.00	$0.00
July 1, 2012 to Sept. 30, 2012	$0.00	$0.00
Oct. 1, 2012 to Dec. 31, 2012	$0.00	$0.00

Year ending December 31, 2013	High	Low

Jan. 1, 2013 to March 31, 2013	$0.00	$0.00

Holders

As of April 12, 2013, there were approximately 50 record holders of our common stock.

Penny Stock Regulations

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Rule 144

Prior to completion of the Transaction, we were considered a shell company. As a result, we are subject to the provisions of Rule 144(i) which limit reliance on Rule 144 by shareholders owning stock in a shell company. Under current interpretations, unregistered shares issued after we first became a shell company cannot be resold under Rule 144 until the following conditions were met:

	we ceased to be a shell company;

	we remained subject to the Exchange Act reporting obligations;

	we filed all required Exchange Act reports during the preceding 12 months; and

	at least one year had elapsed from the time we filed “Form 10 information” reflecting the fact that we had ceased to be a shell company.

Dividends

We have never paid a dividend on our Common Stock and we currently intend to retain earnings for use in our business to finance operations and growth. Any future determination as to the distribution of cash dividends will depend upon our earnings and financial position at that time and such other factors as the Board of Directors may deem appropriate.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

On February 7, 2013, and as a condition to the closing of the Acquisition, we issued 750,000 shares of common stock to Wang Yu Long, a designee of Conqueror, pursuant to a subscription agreement dated January 5, 2013 between Conqueror and the Company whereby Conqueror agreed to accept 750,000 shares in exchange for funds advanced and other loans made by Conqueror to the Company prior to the date thereof in the amount of $160,038. The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act and Regulation S thereunder. Wang Yu Long is not a “US Person” (as defined in Rule 902 of Regulation S) and the certificate representing the shares issued has been endorsed with a restrictive legend consistent with that exemption.

On April 12, 2013, we issued an aggregate of 20,155,000 shares of our common stock to the eight former shareholders of Almonds Kisses BVI in connection with the Acquisition in exchange for all of the outstanding shares of capital stock of Almonds Kisses BVI. The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act and Regulation S thereunder. None of such former shareholders of Almonds Kisses BVI is a “US Person” (as defined in Rule 902 of Regulation S) and the certificates representing the shares issued to each of them was endorsed with restrictive legends consistent with that exemption.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for breach of their fiduciary duty as directors to the maximum extent permitted by law.

The Delaware General Corporation Law and the Company’s Bylaws provide for indemnification of the Company’s officers and directors for liabilities and expenses that they may incur in such capacities. In general, the Company’s directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in the Company’s best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation of the Company generally provides that the Company may indemnify any person who is or was a director, officer, employee or agent of the Company if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, but no indemnification shall be made as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless any only to the extent that the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper. Also, the certificate of incorporation provides that the Company is authorized to obtain insurance to indemnify such persons.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

Item 3.02       Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth Item 2.01 of this report under the caption “Recent Sales of Unregistered Securities,” which disclosure is incorporated by reference into this section.

Item 5.01       Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the Acquisition, the former shareholders of Almonds Kisses BVI beneficially own in the aggregate approximately 80.1% of our common stock, and as a result have the ability to control the policies and management our company, as well as determine matters requiring stockholder approval, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions. The foregoing is not meant to indicate that the former shareholders of Almonds Kisses BVI constitute a voting group or otherwise have beneficial ownership of each other’s shares.

As a result, a change in control has occurred due to the (i) resignation of Chu Zhanjun as the sole officer of the Company, effective with the consummation of the Acquisition, and, resignation of Chu Zhanjun and Li Gang as the sole directors of the Company, also effective with the consummation of the Acquisition, (ii) election of Li Lai Ying as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company, and Tso Yin Yee as the Chief Operating Officer of the Company, and election of Li Lai Ying, Tso Yin Yee and Pang Yiu Kwong to our Board of Directors, concurrent with the consummation of the Acquisition, and (iii) acquisition by the former shareholders of Almonds Kisses BVI of an aggregate of 20,155,000 shares of common stock of the Company representing approximately 80.1% of our common stock as of the Acquisition Date. The persons from whom such control was assumed were Chu Zhanjun and Li Gang.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chu Zhanjun resigned as an officer of the Company, effective with the consummation of the Acquisition, and, Chu Zhanjun and Li Gang resigned as members of our Board of Directors, also effective with the consummation of the Acquisition. Concurrent with the consummation of the Acquisition, the Board elected Li Lai Ying as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company, and Tso Yin Yee as the Chief Operating Officer of the Company, and elected Li Lai Ying, Tso Yin Yee and Pang Yiu Kwong to our Board of Directors. The Company previously mailed to stockholders on or about March 15, 2013 a Schedule 14f-1 Information Statement advising of the proposed change in control of our Board of Directors.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 12, 2013, we changed our fiscal year from December 31 to August 31, the same fiscal year end of Almonds Kisses BVI. The Company will file a Quarterly Report on Form 10-Q for the period ended March 31, 2013. As a result of the change in fiscal year, we will also file Form 10-Q for the period ended May 31, 2013 and thereafter continue to file reports based on an August 31 fiscal year.

Section 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Item 1.01 and 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the consummation of the Exchange Agreement, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01       Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

Filed herewith as Exhibits 99.1, 99.2 and 99.3 to this report and incorporated herein by reference are the financial statements required by this item.

(b)           Pro Forma Financial Information

Filed herewith as Exhibit 99.4 to this report and incorporated herein by reference are the unaudited pro-forma financial information required by this item.

(c)           Exhibits

Exhibit No.	Description

2.1 (1)	Share Exchange Agreement whereby Life Nutrition Products, Inc. merged with and into Life Nutrition Products, LLC on or about September 24, 2007

3.1(1)	Certificate of Incorporation

3.2 (1)	By-laws

4.1 (1)	Specimen of Common Stock Certificate

10.1 (2)	Share Exchange Agreement dated as of September 7, 2010 by and among Life Nutrition Products, Inc., Conqueror Group Limited and Acumen Charm Ltd.

10.2 (3)	Share Exchange Agreement dated as of December 7, 2012 by and among Life Nutrition Products, Inc., ADGS Advisory Limited and ADGS Advisory (Holding) Limited

10.3 (4)	Amendment to Share Exchange Agreement dated as of March 28, 2013

10.4 (4)	Extension Agreement dated as of March 28, 2013

14.1 (1)	Code of Ethics

21.1 (5)	List of Subsidiaries

99.1 *	Consolidated Financial Statements of Almonds Kisses Limited for the year ended August 31, 2012 and from March 1, 2011 (inception) to August 31, 2011 (Audited)

99.2 *	Consolidated Financial Statements of Almonds Kisses Limited for the period ended November 30, 2012 (Unaudited)

99.3 *	Consolidated Financial Statements of Almonds Kisses Limited for the period ended February 28, 2013 (Unaudited)

99.4 (5)	Unaudited Pro Forma Financial Information

*	Filed herewith.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on July 21, 2008 (SEC File No. 333-152432), and incorporated by reference herein.

(2)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 8, 2010, and incorporated by reference herein.

(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 13, 2012, and incorporated by reference herein.

(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on April 4, 2013, and incorporated by reference herein.

(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K/A (Amendment No. 1) filed on June 14, 2013, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC. (Registrant)

Dated: July 23, 2013	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer